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                                                                       EXHIBIT 5

                              Troutman Sanders LLP
                                Nationsbank Plaza
                     600 Peachtree Street, N.E. - Suite 5200
                           Atlanta, Georgia 30308-2216
                                December 21, 1998

Matria Healthcare, Inc.
1850 Parkway Place, 12th Floor
Marietta, Georgia 30067

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is being delivered in connection with the filing by Matria Healthcare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the proposed offering by the Company of an aggregate of 2,367,150 shares of the Company's Common Stock, par value $.01 per share, together with associated Common Stock Purchase Rights (the "Shares"), to be issued in connection with the Matria Healthcare, Inc. 1997 Stock Incentive Plan (the "Plan") and certain non-plan options (the "Options").

         As counsel for the Company, we have examined the relevant corporate documents, as well as the relevant state statutes, incident to the giving of this opinion, and we are generally familiar with the affairs of the Company.

         Based upon the foregoing, we are of the opinion that the Shares reserved for issuance in accordance with the Plan and the Options have been duly authorized and will, when and to the extent issued in connection with and in accordance with the Plan, and/or the relevant stock option agreements, as the case may be, for a consideration at least equal to the par value of such option shares, be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of Georgia. In expressing the opinions set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia, the General Corporation Law of the State of Delaware and the Federal law of the United States of America.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Troutman Sanders LLP